Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                            AIM SHORT TERM BOND FUND

A Special Meeting ("Meeting") of Shareholders of AIM Short Term Bond Fund, an investment portfolio of AIM Investment Securities Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                                               Withheld/
Matters                                                                         Votes For    Abstentions**
-------                                                                        -----------   -------------
(1)* Bob R. Baker............................................................  912,892,298      28,847,414
     Frank S. Bayley.........................................................  913,008,455      28,731,257
     James T. Bunch..........................................................  913,341,420      28,398,292
     Bruce L. Crockett.......................................................  913,203,171      28,536,541
     Albert R. Dowden........................................................  913,072,485      28,667,227
     Jack M. Fields..........................................................  913,149,467      28,590,245
     Martin L. Flanagan......................................................  913,192,693      28,547,019
     Carl Frischling.........................................................  912,673,761      29,065,951
     Prema Mathai-Davis......................................................  912,736,169      29,003,543
     Lewis F. Pennock........................................................  913,161,598      28,578,114
     Larry Soll, Ph.D........................................................  913,103,023      28,636,689
     Raymond Stickel, Jr.....................................................  913,226,575      28,513,137
     Philip A. Taylor........................................................  913,112,934      28,626,778

                                                                                               Withheld/     Broker
                                                                                Votes For   Votes Against  Abstentions   Non-Votes
                                                                               -----------  -------------  -----------  -----------
(2)* Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the
     Trust, the Fund, and each other series portfolio of the Trust, or a
     share class without a shareholder vote..................................  656,571,157     84,588,425   29,671,238  170,908,892

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Investment Securities Funds.

**   Includes Broker Non-Votes.

                                                                    Sub-Item 77C

                                                                                                            Withheld/      Broker
Matter                                                                          Votes For   Votes Against  Abstentions   Non-Votes
------                                                                         -----------  -------------  -----------  -----------
(3)  Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc.
     and each of AIM Funds Management, Inc.; Invesco Asset Management
     Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset
     Management (Japan) Limited; Invesco Australia Limited; Invesco Global
     Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco
     Institutional (N.A.), Inc.; and Invesco Senior Secured Management,
     Inc.....................................................................   10,482,929        384,587      428,400    3,996,650

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026304.